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                                                                  EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         CHEMGENICS PHARMACEUTICALS INC.

(Pursuant to Sections 242 and 245 of the General Corporation Law of the State of
                                    Delaware)

         ChemGenics Pharmaceuticals Inc., a Delaware corporation, hereby certifies as follows:

         1. The name of the corporation is ChemGenics Pharmaceuticals Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was January 13, 1992.

         2. This Restated Certificate of Incorporation amends, restates and integrates the provisions of the Restated Certificate of Incorporation of said corporation filed on February 9, 1995, as amended by the Certificate of Amendment thereto filed on June 6, 1996, and has been duly adopted pursuant to a resolution adopted by the Board of Directors (including all of the Preferred Stock Directors) and by the holders of at least 60% of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock voting together as a single class, by not less than a majority of the outstanding shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting together as a single class, and by not less than a majority of the outstanding shares of Common Stock voting as a separate class, acting by written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware. Written notice of the taking of such action has been given in accordance with Section 228(d) of the General Corporation Law of the State of Delaware.

         3. The text of the Restated Certificate of Incorporation is hereby amended and restated to read in full as follows:

                  FIRST. The name of the Corporation is ChemGenics Pharmaceuticals Inc.

                  SECOND. The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent; and the name of the registered agent of the Corporation in the State of Delaware is The Prentice-Hall Corporation System, Inc.

                  THIRD. The nature of the business to be conducted and the purposes of the Corporation are:

                                    To research, develop and commercialize
                           pharmaceutical products and processes;

                                    To purchase or otherwise acquire, invest in,
                           own, lease, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade and deal in and with real property and personal property of every kind, class and description (including, without limitation, goods, wares and merchandise
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                           of every kind, class and description), to manufacture
                           goods, wares and merchandise of every kind, class and description, both on its own account and for others;

                                    To make and perform agreements and contracts
                           of every kind and description;

                                    To develop and acquire, manage, exploit,
                           license and alienate patents, processes or formulas, trademarks and copyrights, including all related rights;

                                    To purchase or otherwise acquire, invest in,
                           own, lease, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade and deal in and with real property and personal property of every kind, class and description (including, without limitation, goods, wares and merchandise of every kind, class and description), to manufacture goods, wares and merchandise of every kind, class and description, both on its own account and for others;

                                    To borrow or lend money, and to make and
                           issue notes, bonds, debentures, obligations and evidences of indebtedness of all kinds, whether or not secured by mortgage, pledge, or otherwise, without limit as to amount, and to secure the same by mortgage, pledge, or otherwise, and generally to make and perform agreements and contracts of every kind and description; and

                                    Generally to engage in any lawful act or
                           activity or carry on any business for which corporations may be organized under the Delaware General Corporation law or any successor statute.

                  FOURTH: The Corporation shall be authorized to issue a total of 47,308,334 shares of capital stock, which shall be divided into two classes as follows: (i) 33,866,667 shares of Common Stock, with a par value of one tenth of one cent ($.001) per share (the "Common Stock") and (ii) 13,441,667 shares of Preferred Stock divided into (a) 6,400,000 shares of Series A Convertible Preferred Stock, with a par value of one cent ($.01) per share (the "Series A Preferred Stock"),
         (b) 1,100,000 shares of Series B Convertible Preferred Stock, with a par value of one cent ($.01) per share (the "Series B Preferred Stock"), (c) 775,000 shares of Series C Convertible Preferred Stock, with a par value of one cent ($.01) per share (the "Series C Preferred Stock"), (d) 3,000,000 shares of Series D Convertible Preferred Stock, with a par value of one cent ($.01) per share (the "Series D Preferred Stock") and (e) 2,166,667 shares of Series E Convertible Preferred Stock, with a par value of one cent ($.01) per share (the "Series E Preferred Stock"); the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock shall be collectively known herein as the "Preferred Stock".



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         The following is a statement of the designations, preferences, voting powers, qualifications, special or relative rights and privileges in respect of the authorized capital stock of the Corporation.

                               I. PREFERRED STOCK

A. DESCRIPTION AND DESIGNATION OF SERIES A PREFERRED STOCK, SERIES B PREFERRED STOCK, SERIES C PREFERRED STOCK, SERIES D PREFERRED STOCK AND SERIES E PREFERRED STOCK.

         1.       DESIGNATION.

                  (a) SERIES A PREFERRED STOCK. A total of 6,400,000 shares of the Corporation's Preferred Stock shall be designated the "Series A Preferred Stock".

                  (b) SERIES B PREFERRED STOCK. A total of 1,100,000 shares of the Corporation's Preferred Stock shall be designated the "Series B Preferred Stock".

                  (c) SERIES C PREFERRED STOCK. A total of 775,000 shares of the Corporation's Preferred Stock shall be designated the "Series C Preferred Stock".

                  (d) SERIES D PREFERRED STOCK. A total of 3,000,000 shares of the Corporation's Preferred Stock shall be designated the "Series D Preferred Stock".

                  (e) SERIES E PREFERRED STOCK. A total of 2,166,667 shares of the Corporation's Preferred Stock shall be designated the "Series E Preferred Stock".

         2.       DIVIDENDS.

                  (a) RESTRICTIONS ON DISTRIBUTIONS. Except to the extent in any instance approval is provided in writing by the holders of sixty percent (60%) of the outstanding shares of Preferred Stock (voting together as a single class), the Corporation shall not declare or pay any dividends, or purchase, redeem, retire, or otherwise acquire for value any shares of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, or permit any Subsidiary to do any of the foregoing. "Subsidiary" or "Subsidiaries" means any corporation, partnership or joint venture of which the Corporation and/or any of its other Subsidiaries (as herein defined) directly or indirectly owns at the time at least fifty percent (50%) of the outstanding voting shares or similar interests other than directors' qualifying shares.

                  Notwithstanding the foregoing, Subsidiaries may declare and make payment of cash and stock dividends, return capital and make distributions of assets to the Corporation, and if such Subsidiary is not wholly-owned, pari passu to other owners. Furthermore, nothing herein contained shall prevent the Corporation from: (i) effecting a stock split or declaring or paying any dividend consisting of shares of any class of capital stock paid to the holders of


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shares of such class of capital stock; (ii) complying with any specific provision of the terms of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock (including, without limitation, redemption of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock in accordance with their respective terms), (iii) declaring and paying dividends on the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock; (iv) redeeming any stock of a deceased stockholder out of insurance held by the Corporation on that stockholder's life; (v) redeeming capital stock, options, or warrants issued in connection with leasing or financing activities in an aggregate amount not to exceed $150,000; or (vi) repurchasing any stock of any director, officer, employee, consultant or other person or entity, subject to a stock repurchase agreement or stock restriction agreement under which the Corporation has the right or obligation to repurchase such shares in the event of termination of employment or of the consulting arrangement, or other similar discontinuation of a business relationship; provided, however, that any such repurchase under this clause (vi) shall not exceed $50,000 in any twelve-month period without the consent of a majority of the Preferred Stock Directors (as defined in Section 4(b) below).

                  (b) PARTICIPATING DIVIDENDS. In the event that the Board of Directors of the Corporation shall declare a dividend payable upon the then outstanding shares of Common Stock (other than a stock dividend on the Common Stock distributed solely in the form of additional shares of Common Stock), the holders of the Preferred Stock shall be entitled to the amount of dividends per share of Preferred Stock as would be declared payable on the largest number of whole shares of Common Stock into which each share of Preferred Stock held by each holder thereof could be converted pursuant to the provisions of Section 5 hereof, such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend.

         3.       LIQUIDATION, DISSOLUTION OR WINDING UP.

                  (a) TREATMENT AT LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Preferred Stock, the holders of each share of Preferred Stock shall be entitled to be paid, on a pari passu basis, first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes whether such assets are capital, surplus or earnings (the "Available Assets"), an amount equal to the greater of:

                           (i)      (A) $1.00 per share of Series A Preferred
                                        Stock; and

                                    (B) $1.50 per share of Series B Preferred
                                        Stock; and

                                    (C) $3.00 per share of Series C Preferred
                                        Stock; and

                                    (D) $5.00 per share of Series D Preferred
                                        Stock; and


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                                    (E) $6.00 per share of Series E Preferred
                                        Stock; or

                           (ii) such amount per share of Series A Preferred
                  Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock as would have been payable had each share of the applicable Preferred Stock been converted to Common Stock immediately prior to such event of liquidation, dissolution or winding up pursuant to the provisions of Section 5 hereof.

         The amounts set forth above shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, or the Series E Preferred Stock.

         After such payment has been made in full to the holders of the Preferred Stock or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of the holders of Preferred Stock so as to be available for such payment, the remaining Available Assets available for distribution shall be distributed ratably among the holders of the Common Stock.

         If, upon liquidation, dissolution or winding up of the Corporation, the Available Assets shall be insufficient to pay the holders of Preferred Stock the full amount to which they otherwise would be entitled, the holders of Preferred Stock shall share ratably in any distribution of Available Assets pro rata in proportion to the respective liquidation preference amounts which would otherwise be payable upon liquidation with respect to the outstanding shares of Preferred Stock if all liquidation preference dollar amounts with respect to such shares were paid in full.

                  (b) TREATMENT OF REORGANIZATIONS, CONSOLIDATIONS, MERGERS, AND SALES OF ASSETS. A Reorganization (as defined in Section 5(h)) shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3; provided, however, that the holders of at least sixty percent (60%) of the outstanding shares of Preferred Stock, voting together as a single class, shall have the right to elect the benefits of the provisions of Section 5(h) hereof for the Preferred Stock in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section 3.

                  The provisions of this Section 3(b) shall not apply to any reorganization, merger or consolidation involving (1) only a change in the state of incorporation of the Corporation, (2) a merger of the Corporation with or into a wholly-owned Subsidiary of the Corporation that is incorporated in the United States of America, or (3) an acquisition by merger, reorganization or consolidation, of which the Corporation is substantively the acquiring corporation and operates as a going concern, of another corporation incorporated in the United States of America that is engaged in a business similar or related to the business of the Corporation and which does not involve a change in the terms of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock.


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                  (c) DISTRIBUTIONS OTHER THAN CASH. Whenever the distribution provided for in this Section 3 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation. All distributions (including distributions other than cash) made hereunder shall be made pro rata with respect to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock in proportion to their respective liquidation preference amounts as set forth in Section 3(a) above. In the event of any dispute between the holders of Preferred Stock on the one hand, and the Corporation, on the other hand, regarding the determination of the fair market value of non-cash distributions, at the election of the holders of 60% of the outstanding shares of Preferred Stock voting together as a single class, the Corporation shall engage a consulting or investment banking firm selected by the Board of Directors and approved (which approval shall not be unreasonably withheld) by the holders of sixty percent (60%) of the outstanding shares of Preferred Stock, voting together as a single class, to prepare an independent appraisal of the fair market value of such property to be distributed. The expenses of any appraisal by such consulting or investment banking firm shall be borne by the Corporation.

         4.       VOTING POWER.

                  (a) GENERAL. Except as otherwise expressly provided in this
Section 4 or Section 6 hereof, or as otherwise required by law, each holder of Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Preferred Stock could be converted, pursuant to the provisions of Section 5 hereof, at the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise expressly provided in this instrument or as otherwise required by law, the holders of shares of Preferred Stock and Common Stock shall vote together (or render written consents in lieu of a vote) as a single class on all matters submitted to the stockholders of the Corporation.

                  (b) PREFERRED STOCK DIRECTOR ELECTION RIGHT. The holders of sixty percent (60%) of the outstanding shares of Preferred Stock, voting together as a single class, shall be entitled to elect four (4) directors of the Corporation (the "Preferred Stock Directors"). At any annual or special meeting of the Corporation (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or by written consent) of the holders of sixty percent (60%) of the outstanding shares of Preferred Stock shall constitute a quorum for the election of the Preferred Stock Directors. The holders of sixty percent (60%) of the shares of Preferred Stock present in person or by proxy at any meeting relating to the election of directors (calculated after the determination of a quorum) shall then be entitled to elect the Preferred Stock Directors.

         Any Preferred Stock Director may be removed during his or her term of office, without cause, by and only by, the affirmative vote or written consent of the holders of sixty percent (60%) of the outstanding shares of the Preferred Stock. A vacancy in a seat held by a Preferred



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Stock Director shall be filled by vote or written consent of the holders of sixty percent (60%) of the outstanding shares of Preferred Stock.

         Notwithstanding anything contained in this Section 4(b), (a) the holders of Preferred Stock shall forfeit the right to nominate and elect two of the four Preferred Stock Directors if at any time the number of outstanding shares of Preferred Stock falls below 33% but is greater than 20% of the number of shares of capital stock of all classes (on an as converted basis) then outstanding; (b) the holders of Preferred Stock shall forfeit the right to nominate and elect three of the four Preferred Stock Directors if at any time the number of outstanding shares of Preferred Stock falls below 20% but is greater than 5% of the number of shares of capital stock of all classes (on an as converted basis) then outstanding; and (c) the holders of Preferred Stock shall forfeit the right to nominate and elect any Preferred Stock Directors if at any time the number of outstanding shares of Preferred Stock falls below 5% of the number of shares of capital stock of all classes (on an as converted basis) then outstanding.

         The rights in this Section 4 shall terminate at such time as the Corporation closes an underwritten public offering of Common Stock pursuant to an offering registered under the Securities Act of 1933 and filed with the Securities and Exchange Commission on Form S-1 or SB-2 in which the aggregate gross proceeds to the Corporation exceeds $9,000,000 and in which the price per share of such Common Stock equals or exceeds $5.00 (such price subject to equitable adjustment in the event of any stock split, stock dividend, combination, reorganization, reclassification or other similar event).

                  (c) SPECIAL DIRECTOR ELECTION RIGHT FOR DEFAULT. In addition to all rights conferred above with respect to the election of directors, the holders of shares of Preferred Stock, voting together as a single class, shall have the following rights with respect to the election of directors of the Corporation upon the occurrence of an Event of Noncompliance as described in this Section 4(c):

                        (i) DEFINITION OF EVENT OF NONCOMPLIANCE. An "Event of Noncompliance" will be deemed to have occurred if:

                                    (A) the Corporation breaches or otherwise
                  fails to perform or observe (i) the liquidation or conversion rights of the Preferred Stock or (ii) Article IV, Sections
                  4.02 or 4.03(a), (b) and (c), Article V and/or Article VI of the Stock Purchase Agreement relating to the issuance of the Series E Preferred Stock, and any breach or failure is not cured in all material respects by the Corporation within 60 days after notice thereof is furnished to, or if earlier, after the Corporation discovers such breach; or

                                    (B) (i) the Corporation or any of its
                  Subsidiaries shall commence any case, proceeding or other action (a) under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order of relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with


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                  respect to it or its debts, or (b) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Corporation or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Corporation or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (a) results in the entry of an order for relief or any such adjudication or appointment, or (b) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Corporation or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Corporation or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                                    (C) the Corporation shall fail to meet the
                  projections or proposed licensing activities as set forth in its business plan (as revised from time to time by the Board of Directors) for more than six months and which has a material adverse effect on the Corporation's business prospects, operations and viability.

                        (ii) CONSEQUENCES OF CERTAIN EVENTS OF NONCOMPLIANCE. If any Event of Noncompliance has occurred and is continuing beyond any applicable grace period, the number of directors constituting the Corporation's Board of Directors will, at the request and approval of the holders of sixty percent (60%) of the outstanding shares of Preferred Stock, voting together as a single class, be increased by such number as will constitute a minimum majority of the Board of Directors, and the holders of sixty percent (60%) of the outstanding shares of Preferred Stock will have the special right, voting together as a single class (with each share being entitled to one vote) and to the exclusion of all other classes of the Corporation's capital stock, to elect individuals to fill such newly created directorships, to remove any individuals elected to such directorships, and to fill any vacancies in such directorships. The special right of the holders of Preferred Stock to elect a majority of the members of the Board of Directors may be exercised at the special meeting called pursuant to this subparagraph (ii), at any annual or special meeting of stockholders and, to the extent and in the manner permitted by applicable law, pursuant to a written consent in lieu of a stockholders' meeting. Such special right to elect additional directors will continue until such time as there is no longer any Event of Noncompliance in existence, at which time such special right will terminate subject to revesting upon the occurrence and continuation of any Event of Noncompliance which gives rise to such special right hereunder; provided that any director so elected will continue to serve as a director to the extent provided in the penultimate paragraph of this Section.

         At any time when an Event of Noncompliance has occurred and is continuing, a proper officer of the Corporation shall, upon the written request of the holders of at least 10% of the Preferred Stock then outstanding, addressed to the Secretary or Assistant Secretary of the Corporation, call a special meeting of the holders of Preferred Stock for the purpose of electing


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directors pursuant to this Section. Such meeting shall be held at the earliest legally permissible date at the principal office of the Corporation, or at such other place designated by the holders of at least sixty percent (60%) of the shares of Preferred Stock then outstanding. If such meeting has not been called by a proper officer of the Corporation within 10 days after delivery of such written request upon the Secretary or Assistant Secretary of the Corporation or within 20 days after mailing it to the Secretary or Assistant Secretary of the Corporation at its principal office, then the holders of at least 10% of the Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such holder so designated upon the notice required for annual meetings of stockholders and shall be held at the Corporation's principal office, or at such other place designated by the holders of at least 10% of the Preferred Stock then outstanding. Any holder of Preferred Stock so designated shall be given access to the stock record books of the Corporation for the purpose of causing a meeting of the holders of the Preferred Stock to be called pursuant to this Section.

         At any meeting or at any adjournment thereof at which the holders of Preferred Stock have the special right to elect directors, the presence, in person or by proxy, of the holders of sixty percent (60%) of the Preferred Stock then outstanding shall be required to constitute a quorum for the election or removal of any director by the holders of the Preferred Stock exercising such special right. The vote of the holders of sixty percent (60%) of the shares of Preferred Stock or written consent (given at such meeting or otherwise to the Corporation and calculated following the determination of a quorum) shall be required to elect or remove any such director.

         Any director so elected by the holders of Preferred Stock shall continue to serve as a director until the expiration of the lesser of (a) a period of three months following the date on which there is no longer any Event of Noncompliance in existence, or (b) the remaining period of the full term for which such director has been elected. After the expiration of such three-month period or when the full term for which such director has been elected ceases (provided that the special right to elect directors has terminated), as the case may be, the number of directors constituting the Board of Directors of the Corporation shall decrease to such number as constituted the whole Board of Directors of the Corporation immediately prior to the occurrence of the Event or Events of Noncompliance giving rise to this special right of the holders of Preferred Stock to elect directors. At any time an Event of Noncompliance exists, each holder of Preferred Stock shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

         The rights under this Section shall terminate as to the Series A Preferred Stock when there are less than 500,000 shares of Series A Preferred Stock outstanding, as to the Series B Preferred Stock when there are less than 500,000 shares of Series B Preferred Stock outstanding, as to the Series C Preferred Stock when there are less than 500,000 shares of Series C Preferred Stock outstanding, as to the Series D Preferred Stock when there are less than 500,000 shares of Series D Preferred Stock outstanding and as to the Series E Preferred Stock when there are less than 500,000 shares of Series E Preferred Stock outstanding.



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         5. CONVERSION RIGHTS. The holders of shares of Preferred Stock shall have the following rights with respect to the conversion of such shares into shares of Common Stock:

                  (a) GENERAL. Subject to and in compliance with the provisions of this Section 5, any shares of Preferred Stock may, at the option of any holder, be converted at any time and from time to time into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of shares of Preferred Stock shall be entitled to receive upon conversion shall be the product obtained by multiplying the Applicable Conversion Rate (determined as provided in Section 5(b)) by the number of shares of the applicable series of Preferred Stock being converted at any time.

                  (b) APPLICABLE CONVERSION RATE.

                                  (i) The conversion rate in effect at any time
                  for the Series A Preferred Stock shall be the quotient obtained by dividing $1.00 by the Series A Applicable Conversion Value, calculated as provided in Section 5(c)(i) (the "Series A Applicable Conversion Rate");

                                 (ii) The conversion rate in effect at any time
                  for the Series B Preferred Stock shall be the quotient obtained by dividing $1.50 by the Series B Applicable Conversion Value, calculated as provided in Section 5(c)(ii) (the "Series B Applicable Conversion Rate");

                                (iii) The conversation rate in effect at any
                  time for the Series C Preferred Stock shall be the quotient obtained by dividing $3.00 by the Series C Applicable Conversion Value, calculated as provided in Section 5(c)(iii) (the "Series C Applicable Conversion Rate");

                                 (iv) The conversion rate in effect at any time
                  for the Series D Preferred Stock shall be the quotient obtained by dividing $5.00 by the Series D Applicable Conversion Value, calculated as provided in Section 5(c)(iv) (the "Series D Applicable Conversion Rate"); and

                                  (v) The conversion rate in effect at any time
                  for the Series E Preferred Stock shall be the quotient obtained by dividing $6.00 by the Series E Applicable Conversion Value, calculated as provided in Section 5(c)(v) (the "Series E Applicable Conversion Rate").

                  (c) APPLICABLE CONVERSION VALUE.

                                  (i) The Series A Applicable Conversion Value
                  in effect from time to time, except as adjusted in accordance with Section 5(d)(i) hereof, shall be $1.00 (the "Series A Applicable Conversion Value");




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                                 (ii) The Series B Applicable Conversion Value
                  in effect from time to time, except as adjusted in accordance with Section 5(d)(ii) hereof, shall be $1.50 (the "Series B Applicable Conversion Value");

                                (iii) The Series C Applicable Conversion Value
                  in effect from time to time, except as adjusted in accordance with Section 5(d)(iii) hereof, shall be $3.00 (the "Series C Applicable Conversion Value");

                                 (iv) The Series D Applicable Conversion Value
                  in effect from time to time, except as adjusted in accordance with Section 5(d)(iv) hereof, shall be $5.00 (the "Series D Applicable Conversion Value"); and

                                  (v) The Series E Applicable Conversion Value
                  in effect from time to time, except as adjusted in accordance with Section 5(d)(v) hereof, shall be $6.00 (the "Series E Applicable Conversion Value").

                  (d) ADJUSTMENTS TO APPLICABLE CONVERSION VALUE OF EACH SERIES OF PREFERRED STOCK.

                                  (i) Upon the happening of an Extraordinary
         Common Stock Event (as hereinafter defined), the Series A Applicable Conversion Value (and all other conversion values set forth in Section 5(c)(i) above) shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the Series A Applicable Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Series A Applicable Conversion Value. The Series A Applicable Conversion Value (as the case may be), as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

                                 (ii) Upon the happening of an Extraordinary
         Common Stock Event, the Series B Applicable Conversion Value (and all other conversion values set forth in Section 5(c)(ii) above) shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the Series B Applicable Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Series B Applicable Conversion Value. The Series B Applicable Conversion Value (as the case may be), as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

                                (iii) Upon the happening of an Extraordinary
         Common Stock Event, the Series C Applicable Conversion Value (and all other conversion values set forth in Section 5(c)(iii) above) shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the Series C Applicable Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Series C Applicable Conversion Value. The Series C Applicable Conversion Value (as the case may be), as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

                                 (iv) Upon the happening of an Extraordinary
         Common Stock Event, the Series D Applicable Conversion Value (and all other conversion values set forth in Section 5(c)(iv) above) shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the Series D Applicable Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Series D Applicable Conversion Value. The Series D Applicable Conversion Value (as the case may be), as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

                                  (v) Upon the happening of an Extraordinary
         Common Stock Event, the Series E Applicable Conversion Value (and all other conversion values set forth in Section 5(c)(v) above) shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the Series E Applicable Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Series E Applicable Conversion Value. The Series E Applicable Conversion Value (as the case may be), as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

                  An "Extraordinary Common Stock Event" shall mean (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination or reverse stock split of outstanding shares of Common Stock into a smaller number of shares of the Common Stock.

                  (e) MANDATORY CONVERSION UPON PUBLIC OFFERING OR ELECTION OF PREFERRED STOCK.

                           (i) MANDATORY CONVERSION OF PREFERRED STOCK.
         Immediately (A) prior to the closing of an underwritten public offering on a firm commitment basis pursuant to an effective registration statement filed pursuant to the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which the Corporation actually receives gross proceeds equal to or greater than $9,000,000 (calculated after deducting underwriters' discounts and commissions but before calculation of expenses), and in which the price per share of Common Stock equals or exceeds $5.00 (such price subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Common Stock) all outstanding shares of all Series of Preferred Stock shall be converted automatically into the number of shares of Common Stock into which such shares of Preferred Stock are then convertible pursuant to Section 5 hereof as of the stated date of approval of such holders of Preferred Stock, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, (B) upon the approval, set forth in a written notice to the Corporation, of the holders of at least sixty percent (60%) of the then outstanding shares of all Series of Preferred Stock, voting as a single class, of an election to convert the outstanding shares of Preferred Stock into Common Stock, all outstanding shares of all Series of Preferred Stock shall be converted automatically into the number of shares of Common Stock into which such shares of Preferred Stock are then convertible pursuant to Section 5 hereof as of the stated date of approval of such holders of Preferred Stock, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, or (C) at such time as less than 250,000 shares of any Series of Preferred Stock shall be outstanding, then all outstanding shares of such Series of Preferred Stock shall be converted automatically into the number of shares of Common Stock into which such shares of such Series of Preferred Stock are then convertible pursuant to Section 5 hereof as of such time as less than 250,000 shares of such Series of Preferred Stock shall be outstanding, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

                          (ii) SURRENDER OF CERTIFICATES UPON MANDATORY CONVERSION. Upon the occurrence of the applicable conversion events specified in the preceding paragraph (i), the holders of the Preferred Stock so converting shall, upon notice from the Corporation, surrender the certificates representing such shares at the office of the Corporation or of its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holders a certificate or certificates for the number of shares of Common Stock into which the shares of Preferred Stock so surrendered were convertible on the date on which such conversion occurred. The Corporation shall not be obligated to issue such certificates unless certificates evidencing the shares of Preferred Stock being converted are either delivered to the Corporation or any such transfer agent, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. After any such conversion in accordance with
         Section 5(e)(i), all certificates evidencing the shares of Preferred Stock so converted shall be deemed to represent the number of shares of Common Stock into which such shares of Preferred Stock have been so converted.

                  (f) DIVIDENDS. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock, or (ii) other assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of shares of Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which they would have received had their shares of Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date (as that term is hereafter defined in Section 5(j)), retained such securities or such other assets receivable by them during such period, giving application to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Preferred Stock.

                  (g) CAPITAL REORGANIZATION OR RECLASSIFICATION. If the Common Stock issuable upon the conversion of the Preferred Stock shall be changed into the same or different number of shares of any class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5, or the sale of all or substantially all of the Corporation's capital stock or assets to any other person), then and in each such event the holder of each share of Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein.

                  (h) CAPITAL REORGANIZATION, MERGER OR SALE OF ASSETS. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, recapitalization, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger, or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's capital stock or assets to any other person, or any other form of business combination or reorganization in which control of the Corporation is transferred (a "Reorganization"), then, as a part of such Reorganization, provision shall be made so that the holders of shares of Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the same kind and amount of stock or other securities or property (including cash) of the Corporation, or of the successor corporation resulting from such Reorganization to which such holder would have been entitled if such holder had converted its shares of Preferred Stock immediately prior to the effective time of such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 to the end that the provisions of this Section 5 (including adjustment of the Series A Applicable Conversion Value, the Series B Applicable Conversion Value, the Series C Applicable Conversion Value, the Series D Applicable Conversion Value and the Series E Applicable Conversion Value then in effect and the number of shares of Common Stock or other securities issuable upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be reasonably practicable.

                  In the case of a transaction to which both this Section 5(h) and Section 3(b) apply, the holders of at least sixty percent (60%) of the outstanding shares of Preferred Stock, voting together as a single class, upon the occurrence of a Reorganization shall have the option of electing treatment for the shares of Preferred Stock under either this
         Section 5(h) or Section 3(b) hereof, notice of which election shall be submitted in writing to the Corporation at its principal office no later than five (5) business days before the effective date of such event. If no such election shall be made, the provisions of Section 3(b), and not this Section 5(h), shall apply.

                  The provisions of this Section 5(h) shall not apply to any reorganization, merger or consolidation involving (1) only a change in the state of incorporation of the Corporation, (2) a merger of the Corporation with or into a wholly-owned subsidiary of the Corporation that is incorporated in the United States of America, or (3) an acquisition by merger, reorganization or consolidation, of which the Corporation is substantively the surviving corporation and operates as a going concern, of another corporation incorporated in the United States of America that is engaged in a business similar or related to the business of the Corporation and which does not involve a change in the terms of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock or Common Stock.

                  (i) CERTIFICATE AS TO ADJUSTMENTS; NOTICE BY CORPORATION. In each case of an adjustment or readjustment of the Series A Applicable Conversion Rate, the Series B Applicable Conversion Rate, the Series C Applicable Conversion Rate, the Series D Applicable Conversion Rate or the Series E Applicable Conversion Rate, the Corporation at its expense will furnish each holder of the applicable shares of Preferred Stock so affected with a certificate prepared by the Treasurer or Chief Financial Officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

                  (j) EXERCISE OF CONVERSION PRIVILEGE. To exercise its conversion privilege, a holder of Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Preferred Stock being converted, shall be the "Conversion Date". As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver to the holder of the shares of Preferred Stock being converted, or on such holder's written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Preferred Stock in accordance with the provisions of this Section 5, and cash, as provided in Section 5(k), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                  (k) CASH IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion any shares of Preferred Stock, the Corporation shall pay to the holder of the shares of Preferred Stock which were converted, a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of shares of Preferred Stock being converted at any one time by any holder thereof, not upon each share of Preferred Stock being converted.

                  (l) PARTIAL CONVERSION. In the event some but not all of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, or Series E Preferred Stock, as applicable, represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as applicable, which were not converted.

                  (m) RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock (including any shares of Preferred Stock represented by any warrants, options, subscription or purchase rights for Preferred Stock and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock (including any shares of Preferred Stock represented by any warrants, options, subscriptions or purchase rights for such Preferred Stock), the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (n) NO REISSUANCE OF PREFERRED STOCK. No share or shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation shall from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Series A Preferred Stock, Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock.

         6. RESTRICTIONS AND LIMITATIONS. The holders of the Preferred Stock shall have the following rights with respect to corporate action by the
Corporation:

                  (a) The Corporation shall not take any corporate action or otherwise amend its Restated Certificate of Incorporation without the approval by vote or written consent of the holders of at least sixty percent (60%) of the then outstanding shares of Preferred Stock, each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock to be entitled to one vote in each instance, if such corporate action or amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Preferred Stock or materially adversely affect the rights of the holders of the Preferred Stock, provided, however, that if such action or amendment would impact only the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock, or impact such series in a different manner, such action or amendment shall be governed by paragraph (b), (c), (d), (e) or (f) below. Without limiting the generality of the foregoing, the Corporation will not amend its Restated Certificate of Incorporation or take any other corporate action without the approval by the holders of at least sixty percent (60%) of the then outstanding shares of Preferred Stock, voting together as a single class, if such amendment or corporate action would:

                           (i) cause or authorize the Corporation to redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) or to distribute or sell any assets to the holders of, any share or shares of equity securities of the Corporation in their capacity as such, other than as provided for in Sections 2 or 3 hereof; or

                           (ii) authorize, create or issue, or obligate the Corporation to authorize, create or issue, additional shares of any class of stock ranking senior to or on a parity with the Preferred Stock with respect to liquidation preferences or dividend rights, except for the designation and issuance of shares of stock approved in any instance by either a majority of the Board of Directors (including all of the Preferred Stock Directors) or by the holders of at least sixty percent (60%) of the outstanding shares of Preferred Stock; or

                           (iii) provide for the voluntary liquidation, dissolution, recapitalization, reorganization or winding up of the Corporation; or

                           (iv) cause or authorize any Reorganization transaction, whether by merger, consolidation, reorganization, sale of capital stock or sale of substantially all of the Corporation's assets, in which control of the voting securities or assets of the Corporation is transferred in any way to persons or entities who were not stockholders of the Corporation immediately prior to any such event; or

                           (v) otherwise amend the Restated Corporation's Certificate of Incorporation.

                  (b) The Corporation shall not take any corporate action or otherwise amend its Restated Certificate of Incorporation without the approval by vote or written consent of the holders of at least sixty percent (60%) of the then outstanding shares of Series A Preferred Stock, each share of Series A Preferred Stock to be entitled to one vote in each instance, if such corporate action or amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series A Preferred Stock or materially adversely affect the rights of the holders of the Series A Preferred Stock. Without limiting the generality of the foregoing, the Corporation will not amend its Certificate of Incorporation or take any other corporate action without the approval by the holders of at least sixty percent (60%) of the then outstanding shares of Series A Preferred Stock voting as a separate class, if such amendment or corporate action would:

                           (i) reduce the amount payable to the holders of the Series A Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

                           (ii) adversely affect the liquidation preferences, dividend rights or voting rights of the holders of the Series A Preferred Stock; or

                           (iii) cancel or modify the conversion rights of the holders of the Series A Preferred Stock provided for in Section 5 herein.

                  (c) The Corporation shall not take any corporate action or otherwise amend its Certificate of Incorporation without the approval by vote or written consent of the holders of at least sixty percent (60%) of the then outstanding shares of Series B Preferred Stock, each share of Series B Preferred Stock to be entitled to one vote in each instance, if such corporate action or amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series B Preferred Stock or materially adversely affect the rights of the holders of the Series B Preferred Stock. Without limiting the generality of the foregoing, the Corporation will not amend its Certificate of Incorporation or take any other corporate action without the approval by the holders of at least sixty percent (60%) of the then outstanding shares of Series B Preferred Stock voting as a separate class, if such amendment or corporate action would:

                           (i) reduce the amount payable to the holders of the Series B Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

                           (ii) adversely affect the liquidation preferences, dividend rights or voting rights of the holders of the Series B Preferred Stock; or

                           (iii) cancel or modify the conversion rights of the holders of the Series B Preferred Stock provided for in Section 5 herein.

                  (d) The Corporation shall not take any corporate action or otherwise amend its Restated Certificate of Incorporation without the approval by vote or written consent of the holders of at least sixty percent (60%) of the then outstanding shares of Series C Preferred Stock, each share of Series C Preferred Stock to be entitled to one vote in each instance, if such corporate action or amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series C Preferred Stock or materially adversely affect the rights of the holders of the Series C Preferred Stock. Without limiting the generality of the foregoing, the Corporation will not amend its Certificate of Incorporation or take any other corporate action without the approval by the holders of at least sixty percent (60%) of the then outstanding shares of Series C Preferred Stock voting as a separate class, if such amendment or corporate action would:

                           (i) reduce the amount payable to the holders of the Series C Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

                           (ii) adversely affect the liquidation preferences, dividend rights or voting rights of the holders of the Series C Preferred Stock; or

                           (iii) cancel or modify the conversion rights of the holders of the Series C Preferred Stock provided for in Section 5 herein.

                  (e) The Corporation shall not take any corporate action or otherwise amend its Restated Certificate of Incorporation without the approval by vote or written consent of the holders of at least sixty percent (60%) of the then outstanding shares of Series D Preferred Stock, each share of Series D Preferred Stock to be entitled to one vote in each instance, if such corporate action or amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series D Preferred Stock or materially adversely affect the rights of the holders of the Series D Preferred Stock. Without limiting the generality of the foregoing, the Corporation will not amend its Certificate of Incorporation or take any other corporate action without the approval by the holders of at least sixty percent (60%) of the then outstanding shares of Series D Preferred Stock voting as a separate class, if such amendment or corporate action would:

                           (i) reduce the amount payable to the holders of the Series D Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

                           (ii) adversely affect the liquidation preferences, dividend rights or voting rights of the holders of the Series D Preferred Stock; or

                           (iii) cancel or modify the conversion rights of the holders of the Series D Preferred Stock provided for in Section 5 herein.

                  (f) The Corporation shall not take any corporate action or otherwise amend its Restated Certificate of Incorporation without the approval by vote or written consent of the holders of at least sixty percent (60%) of the then outstanding shares of Series E Preferred Stock, each share of Series E Preferred Stock to be entitled to one vote in each instance, if such corporate action or amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series E Preferred Stock or materially adversely affect the rights of the holders of the Series E Preferred Stock. Without limiting the generality of the foregoing, the Corporation will not amend its Certificate of Incorporation or take any other corporate action without the approval by the holders of at least sixty percent (60%) of the then outstanding shares of Series E Preferred Stock voting as a separate class, if such amendment or corporate action would:

                           (i) reduce the amount payable to the holders of the Series E Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

                           (ii) adversely affect the liquidation preferences, dividend rights or voting rights of the holders of the Series E Preferred Stock; or

                           (iii) cancel or modify the conversion rights of the holders of the Series E Preferred Stock provided for in Section 5 herein.

         7. NO DILUTION OR IMPAIRMENT. The Corporation will not, by amendment of its Restated Certificate of Incorporation or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of any shares of stock receivable on the conversion of the Preferred Stock above the amount payable therefor on such conversion, and (b) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Preferred Stock from time to time outstanding.

         8.       NOTICES OF RECORD DATE.  In the event of

                  (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

                  (b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other Corporation, or any other entity or person, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then and in each such event the Corporation shall deliver or cause to be delivered to each holder of Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and
(iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be delivered by facsimile transmission, hand delivery or overnight courier service to the holders of the Preferred Stock at the address given to the Corporation, for notice purposes, at least ten (10) days prior to the date specified in such notice on which such action is to be taken, except in the case of an involuntary dissolution, which notice shall be provided within three (3) days following the date upon which the Corporation receives notice of such event.

         9. AMENDMENTS AND WAIVERS. Subject to the provisions of Paragraph 6 hereof, any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Corporation and the written consent of the holders of 60% of the then-outstanding shares of Preferred Stock, taken together as a class for this purpose, provided that if such amendment or waiver would affect only one such series of Preferred Stock, only the written consent of the holders of 60% of the then outstanding shares of such series shall be required. Any amendment or waiver so effected shall be binding upon the Corporation and any holder of Preferred Stock.

                                II. COMMON STOCK

         1. PRIORITY. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations or restrictions of the Common Stock are expressly made subject to and subordinate to those that may be fixed with respect to the Preferred Stock.

         2. VOTING RIGHTS. Each holder of record of Common Stock shall be entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation. Except as otherwise required by law, this Restated Certificate of Incorporation, and any Certificate of Designation with respect to any Preferred Stock, the holders of Common Stock and Preferred Stock shall vote together as a single class on all matters submitted to stockholders for a vote.

         3. DIVIDENDS. Subject to provisions of law, this Restated Certificate of Incorporation and any Certificate of Designation with respect to any Preferred Stock, the holders of Common Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in their sole discretion.

         4. LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the payment or provision for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of the Preferred Stock are entitled with respect to the distribution of assets in liquidation, the holders of Common stock shall be entitled to share ratably in the remaining assets of the Corporation available for distribution, subject to any rights of holders of Preferred Stock to participate with the holders of Common Stock in any such distribution of remaining assets.

         FIFTH. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the by-laws of the Corporation with the vote or written consent of two-thirds of the members of the Board of Directors.

         SIXTH. The Corporation shall, to the maximum extent permitted from time to time under the laws of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to be a director, officer of the Corporation or while a director or officer is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any and all expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any repeal or modification of the foregoing provisions of this Article Sixth shall not adversely affect any right or protection of a director or officer of this Corporation existing at the time of such repeal or modification.

         SEVENTH. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this Article SEVENTH shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

         EIGHTH.  The Corporation is to have perpetual existence.

         IN WITNESS WHEREOF, ChemGenics Pharmaceuticals Inc. has caused this certificate to be signed by its President and Secretary, on the 26th day of November, 1996.

                                 CHEMGENICS PHARMACEUTICALS INC.


                                 By: /s/ Barry A. Berkowitz
                                     ----------------------

                                 Title:  President and CEO
                                       --------------------




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